EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2013 Fourth Quarter and Full Year Financial Results

ELGIN, Ill., Feb. 20, 2014 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the fourth quarter of fiscal 2013 and for the full fiscal year, which ended December 28, 2013.

Fourth quarter and full year highlights include:

  Revenues for the quarter increased 18.5%, to $92.0 million, compared to $77.6 million in the fourth quarter of fiscal 2012. For fiscal 2013, revenues increased 12.1% to $283.1 million, compared to $252.5 million in fiscal 2012. This increase was due to organic growth and acquisitions in the Environmental Services segment and the expansion of our re-refining capacity in the Oil Business segment.

  Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, and antifreeze recycling. During the fourth quarter, Environmental Services revenues increased $5.5 million, or 12.4% compared to the fourth quarter of fiscal 2012. During fiscal 2013, Environmental Services segment revenues increased $18.1 million, or 13.0% when compared to fiscal 2012.

  Same-branch revenues for our Environmental Services segment increased 8.8% for the fourth quarter, measured for the 70 branches that were in operation throughout both the fourth quarters of fiscal 2013 and 2012. Excluding the three branches in this group that gave up customers to new branch openings, the remaining 67 branches experienced an increase of $3.7 million, or 9.0% from the fourth quarter of fiscal 2012 to the fourth quarter of fiscal 2013. For fiscal 2013 Environmental Services segment same-branch revenues increased 9.9%, measured for the 70 branches that were in operation throughout both fiscal 2013 and fiscal 2012. Excluding the three branches in this group that gave up customers to new branch openings, the remaining 67 branches experienced an increase of $13.3 million, or 10.3% from fiscal 2012 to fiscal 2013.

  In the fourth quarter of fiscal 2013, average revenues per working day in our Environmental Services segment were approximately $650,000, compared to $570,000 in the fourth quarter of fiscal 2012 and compared to $625,000 in the third quarter of fiscal 2013. For fiscal 2013, average revenues per working day in our Environmental Services segment were approximately $615,000, compared to $550,000 in fiscal 2012.

  Our Oil Business segment includes used oil collection and re-refining activities. During the fourth quarter of fiscal 2013, Oil Business revenues increased 26.5%, to $42.0 million from $33.2 million in the fourth quarter of fiscal 2012, reflecting increased volume of sales at our used oil re-refinery in Indianapolis compared to the fourth quarter of fiscal 2012. During fiscal 2013, Oil Business revenues increased $12.5 million, or 11.0%.

  As a result of completion of the first phase of our current expansion project, the annual nameplate capacity of our used oil re-refinery during the fourth quarter was approximately 60 million gallons. During the fourth quarter of fiscal 2013, we produced base oil at a rate of 94% of the new nameplate capacity of the re-refinery.

  Basic earnings per share were $0.15 and diluted EPS were $0.14 in the fourth quarter of fiscal 2013, compared to a loss of $0.01 in the fourth quarter of fiscal 2012. Basic earnings per share were $0.25 and diluted EPS were $0.24 for fiscal 2013, compared to basic and diluted EPS of $0.13 in fiscal 2012.

The Company's Founder, President, and Chief Executive Officer, Joe Chalhoub, commented, " Although we faced unfavorable market conditions for Group II base oil, we were able to show improved profitability in our Oil Business segment during the second half of 2013. The improvement in our Oil Business was driven primarily by the increase in the annual capacity of our re-refinery from our original nameplate capacity of 50 million gallons to approximately 60 million gallons."

Chalhoub added: "At the beginning of 2013 we had a goal of improving the margin in our Environmental Services segment. As a result of the focus and hard work of our team we continued to improve our margins during the year while at the same time delivering record revenue in the Environmental Services segment."

Mark DeVita, Chief Financial Officer stated, "We are pleased to report that we generated record revenues in both of our business segments during 2013. During the fourth quarter, our Oil Business generated an operating margin slightly less than breakeven. However, the Oil Business was negatively impacted during the quarter by a contamination incident at our re-refinery. The negative financial impact of the incident was approximately $2.4 million. We estimate our basic earnings per share for the quarter would have been $0.08 per share higher if not for this incident. If you exclude the impact of this incident, we estimate our earnings per share for the fourth quarter would have been $0.22 per share."

DeVita added: "During the fourth quarter our Environmental Services segment produced revenue growth of 12.4% compared to the fourth quarter of 2012. Operating margin in the Environmental Services segment for the fourth quarter was 30.1% compared to 23.8% during the third quarter. For fiscal year 2013, operating margin in the segment was 26.6% versus 21.2% for fiscal 2012."

DeVita also added: "Our balance sheet finished strong as we ended fiscal 2013 with $22.6 million in cash and cash equivalents and only $21.0 million in total debt."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: volatility in the price of base oil; increased solvent, fuel, and energy costs and volatility in the price of crude oil; increased market supply or decreased demand for base oil; the used oil re-refinery does not perform as anticipated; the used oil re-refinery may not generate the operating results that we anticipate; changes in environmental laws that affect our business model; our ability to comply with the extensive environmental, health and safety, and employment laws and regulations that our Company is subject to; competition; economic conditions including conditions like those experienced in the recent recession and financial crisis and downturns in the business cycles of automotive repair shops, industrial manufacturing business, and small businesses in general; dependency on suppliers; our dependency on key employees; we do not realize the anticipated benefits from our acquisitions; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on February 27, 2013 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

 About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, and waste antifreeze collection and recycling. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 74 branches serving over 96,000 customer locations.

Conference Call

The Company will host a conference call on Friday, February 21, 2013 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	December 28,	December 29,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$ 22,632	$ 47,766
Accounts receivable - net	31,172	23,338
Inventory - net	27,307	27,231
Deferred income taxes	1,004	759
Income tax receivables - current	28	648
Other current assets	3,633	2,821
Total Current Assets	85,776	102,563
Property, plant and equipment - net	85,116	72,246
Equipment at customers - net	19,358	17,946
Software and intangible assets - net	16,054	4,555
Goodwill	9,654	1,801
Total Assets	$ 215,958	$ 199,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 18,291	$ 16,509
Accrued salaries, wages, and benefits	4,145	2,544
Taxes payable	1,292	1,066
Current maturities of long-term debt and term loan	2,906	1,803
Other accrued expenses	2,730	2,512
Total Current Liabilities	29,364	24,434
Term loan, less current maturities	17,500	18,250
Long-term debt, less current maturities	552	828
Contingent consideration, less current portion	—	451
Deferred income taxes	9,238	5,757
Total Liabilities	$ 56,654	$ 49,720

STOCKHOLDERS' EQUITY:
Common stock - 22,000,000 shares authorized at $0.01 par value, 18,360,282 and 18,068,852 shares issued and outstanding at December 28, 2013 and December 29, 2012, respectively	$ 184	$ 181
Additional paid-in capital	146,043	141,612
Retained earnings	12,143	7,598
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	158,370	149,391
Noncontrolling Interest	934	—
Total Equity	159,304	149,391
Total Liabilities and Stockholders' Equity	$ 215,958	$ 199,111

Heritage-Crystal Clean, Inc.
Consolidated Statements of Operation
(In Thousands, Except per Share Amounts)
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,
	December 28,	December 29,	December 28,	December 29,
	2013	2012	2013	2012

Revenues
Product revenues	$ 44,643	$ 34,966	$ 132,409	$ 119,470
Service revenues	47,333	42,679	150,727	133,021
Total revenues	$ 91,976	$ 77,645	$ 283,136	$ 252,491

Operating expenses
Operating costs	$ 74,453	$ 66,605	$ 234,638	$ 213,568
Selling, general, and administrative expenses	9,583	8,637	30,274	26,194
Depreciation and amortization	3,278	2,554	9,524	8,141
Other expense (income) - net	(21)	(4)	210	6
Operating income (loss)	4,683	(147)	8,490	4,582
Interest expense – net	107	140	417	585
Income (loss) before income taxes	4,576	(287)	8,073	3,997
Provision for income taxes	1,902	(19)	3,428	1,743
Net income (loss)	$ 2,674	$ (268)	$ 4,645	$ 2,254
Income attributable to noncontrolling interest	28	—	100	—
Income (loss) attributable to Heritage-Crystal Clean, Inc. common stockholders	$ 2,646	$ (268)	$ 4,545	$ 2,254

Net income (loss) per share: basic	$ 0.15	$ (0.01)	$ 0.25	$ 0.13
Net income (loss) per share: diluted	$ 0.14	$ (0.01)	$ 0.24	$ 0.13

Number of weighted average shares outstanding: basic	18,335	18,067	18,224	16,921
Number of weighted average shares outstanding: diluted	18,677	18,067	18,552	17,363

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)
(Unaudited)

For the Fourth Quarters Ended,

December 28, 2013

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 5,430	$ 39,213		$ 44,643
Service revenues	44,555	2,778		47,333
Total revenues	$ 49,985	$ 41,991	—	$ 91,976
Operating expenses
Operating costs	33,329	41,124		74,453
Operating depreciation and amortization	1,617	1,136		2,753
Profit (loss) before corporate selling, general, and administrative expenses	15,039	(269)	$ —	$ 14,770
Selling, general, and administrative expenses	—	—	9,583	9,583
Depreciation and amortization from SG&A			525	525
Total selling, general, and administrative expenses			$ 10,108	$ 10,108
Other income - net			(21)	(21)
Operating income				4,683
Interest expense - net	—	—	107	107
Income before income taxes				$ 4,576

December 29, 2012

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated
Revenues
Product revenues	$ 3,213	$ 31,753		$ 34,966
Service revenues	41,242	1,437		42,679
Total revenues	$ 44,455	$ 33,190	—	$ 77,645
Operating expenses
Operating costs	31,941	34,664		66,605
Operating depreciation and amortization	1,420	938		2,358
Profit (loss) before corporate selling, general, and administrative expenses	11,094	(2,412)	$ —	$ 8,682
Selling, general, and administrative expenses			8,637	8,637
Depreciation and amortization from SG&A	—	—	196	196
Total selling, general, and administrative expenses			$ 8,833	$ 8,833
Other income - net			(4)	(4)
Operating loss				(147)
Interest expense - net	—	—	140	140
Loss before income taxes				$ (287)

For the Fiscal Years Ended,

December 28, 2013

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated
Revenues
Product revenues	$ 14,449	$ 117,960	$ —	$ 132,409
Service revenues	142,833	7,894		150,727
Total revenues	$ 157,282	$ 125,854	$ —	$ 283,136
Operating expenses
Operating costs	110,459	124,179	—	234,638
Operating depreciation and amortization	4,937	3,364	—	8,301
Profit (loss) before corporate selling, general, and administrative expenses	$ 41,886	$ (1,689)	$ —	$ 40,197
Selling, general, and administrative expenses			30,274	30,274
Depreciation and amortization from SG&A	—	—	1,223	1,223
Total selling, general, and administrative expenses			$ 31,497	$ 31,497
Other expense - net			210	210
Operating income				8,490
Interest expense - net	—	—	417	417
Income before income taxes				$ 8,073

December 29, 2012

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated
Revenues
Product revenues	$ 11,025	$ 108,445	$ —	$ 119,470
Service revenues	128,129	4,892		133,021
Total revenues	$ 139,154	$ 113,337	$ —	$ 252,491
Operating expenses
Operating costs	104,994	108,574	—	213,568
Operating depreciation and amortization	4,615	2,894	—	7,509
Profit before corporate selling, general, and administrative expenses	$ 29,545	$ 1,869	$ —	$ 31,414
Selling, general, and administrative expenses			26,194	26,194
Depreciation and amortization from SG&A	—	—	632	632
Total selling, general, and administrative expenses			$ 26,826	$ 26,826
Other expense - net			6	6
Operating income				4,582
Interest expense - net	—	—	585	585
Income before income taxes				$ 3,997

Total assets by segment as of December 28, 2013 and December 29, 2012 were as follows (in thousands):

	December 28, 2013	December 29, 2012
Total Assets:
Environmental Services	$ 80,451	$ 57,092
Oil Business	110,040	87,222
Unallocated Corporate Assets	25,467	54,797
Total	$ 215,958	$ 199,111

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, goodwill, accounts receivable, and inventories allocated to each segment. Assets for the corporate unallocated amounts consist of property, plant, and equipment used at the corporate headquarters, as well as cash and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(In Thousands)
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,

	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net income (loss)	$ 2,674	$ (268)	$ 4,645	$ 2,254

Interest expense - net	107	140	417	585

Provision for income taxes	1,902	(19)	3,428	1,743

Depreciation and amortization	3,278	2,554	9,524	8,141

EBITDA(a)	$ 7,961	$ 2,407	$ 18,014	$ 12,723

(a) EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;
EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT: Mark DeVita, Chief Financial Officer
         (847) 836-5670